SGI REPORTS FIRST QUARTER
FISCAL YEAR 2013 FINANCIAL RESULTS

FREMONT, Calif., Nov. 6, 2012 – SGI (NASDAQ:SGI), the trusted leader in technical computing, today reported financial results for its first quarter ended September 28, 2012. Total revenue for the first quarter was $193 million, which compares with $179 million in the previous quarter and $179 million in the first quarter of 2012.

Net loss for the first quarter was $9 million, or ($0.27) per share, which compares with a net loss of $18 million, or ($0.58) per share, in the prior quarter, and a net loss of $3 million, or ($0.08) per share, in the first quarter of fiscal 2012. Non-GAAP net loss for the quarter was $3 million, or ($0.10) per share, which compares with a non-GAAP net loss of $3 million, or ($0.10) per share, in the prior quarter and non-GAAP net income of $2 million, or $0.07 per share, in the year-ago period. Non-GAAP results for the first quarter excluded the impact of approximately $5 million of net adjustments, related to restructuring and severance charges, stock-based compensation expense, and amortization of intangibles.

“We had a solid first quarter, growing revenue by 7%, reducing operating expenses significantly compared with the prior quarter and the same quarter last year, and delivering gross margins in-line with our expectations,” said Jorge Titinger, president and chief executive officer. “We are well positioned to grow in our focus market segments through our leading solutions for Big Data and other compute- and data-intensive applications. Although the macro environment for IT spending appears to be challenging in the near-term, we are on track with our objective of non-GAAP profitability for the full fiscal year.”

Highlights

•
The company announced a win with URS, which will implement an SGI 500-Teraflop Supercomputer for DOE National Energy Technology Lab (NETL). The company also announced wins for SGI’s ICE-X technology with Air Liquide of France, and with eResearch SA, which provides high-performance computing, data management and storage, research collaboration, and visualization services for researchers in South Australia.

•
The company launched SGI DataRaptorTM with MarkLogic® Database, an integrated and optimized hardware and software solution designed to deliver everything needed to support Big Data applications in a single plug-and-play system. The company also released the SGI InfiniteStorage 17000, an extreme performance RAID storage system.

Outlook for Fiscal Q2 2013
For the second quarter ending December 28, 2012, the company is providing the following guidance:

•	Revenue is expected to be between $180 million to $195 million;

•	GAAP net loss per share is expected to be ($0.22) to ($0.14)

•
Non-GAAP net income per share for the quarter is expected to be breakeven to $0.08 and is expected to exclude approximately $8 million of restructuring and severance charges, stock-based compensation expense, and intangibles amortization.

A live webcast of the earnings conference call will be available on the Investor Relations section of SGI’s website at investors.sgi.com. The public can also listen to the earnings conference call at 2:00 p.m. PT (5:00 p.m. ET) by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international). Please dial in 15 minutes ahead of time to ensure proper connection.

A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 46524852.

About SGI
SGI, the trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges. Visit sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements
The statements made in this press release regarding projected financial results, financial objectives, and strategic plans, including SGI’s Q2 FY13 financial guidance and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	Fluctuations in the buying patterns and sizes of customer orders from one quarter to the next;

•	Increased competition causing SGI to sell products or services at lower margins than expected;

•
Lengthy acceptance cycles of SGI’s products by certain customers, development or product delivery delays, and delays in obtaining necessary components from suppliers, contractual provisions or other reasons;

•	The addition of new customers or loss of existing customers;

•	Customer concentration risks;

•	Substantial sales to U.S. government entities, which are subject to the government’s budgetary constraints;

•	Write-off of excess and obsolete inventory;

•	Unexpected changes in the price for, and the availability of, components from SGI’s suppliers;

•	SGI’s ability to enhance its products with new and better designs and functionality;

•	Actions taken by competitors, such as new product announcements or introductions or changes in pricing;

•	Market acceptance of newer products;

•	Technology regulatory compliance, certification and intellectual property issues associated with SGI’s products;

•	The departure and acquisition of key management and other personnel; and

•	General economic trends, including changes in information technology spending or geopolitical events such as war or incidents of terrorism.

In addition, SGI’s actual revenue, gross margin, earnings per share and other projections on a GAAP and non-GAAP basis for the fiscal quarter ending December 28, 2012 could differ materially from the targets stated under “Outlook for Fiscal Q2 2013 Guidance” above for a number of reasons, including, but not limited to (i) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management to increase or decrease an income tax asset or liability, (ii) a determination by SGI that any portion of its goodwill or intangible assets have become impaired, (iii) changes in the anticipated amount of employee stock-based compensation expense recognized on SGI’s financial statements, (iv) increases or decreases to estimated capital expenditures, (v) changes driven by new accounting rules, regulations, interpretations or guidance, (vi) changes in the anticipated amounts and timing of restructuring charges to be incurred and cost savings expected to be realized from our restructuring actions in Europe, (vii) expenses resulting from actual or potential transactions such as business combinations, mergers, acquisitions and financing transactions, (viii) charges or gains resulting from litigation or dispute settlement, (ix) general economic conditions, and (x) other risks as detailed in SGI’s filings with the Securities and Exchange Commission (“SEC”), including those described in SGI’s Annual Report on Form 10-K under the caption “Risk Factors” filed with the SEC on September 10, 2012, which are available at the SEC’s Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. All statements made in this press release are made only as of the date set forth at the beginning of this release November 6, 2012. SGI undertakes no obligation to update the information in this release, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Use of Non-GAAP Financial Measures
The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI’s management to evaluate the company’s operating performance and to conduct its business operations. In evaluating SGI’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): non-GAAP gross profit and gross margin, non-GAAP operating expenses, and non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These measures are adjusted as described in the reconciliation of GAAP and non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

In addition, management uses these non-GAAP financial measures to facilitate its review of the comparability of SGI’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of SGI’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources.

Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SGI’s financial and operational performance in the same way that management evaluates the company’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of SGI’s business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in SGI’s SEC filings.

Contact Information:

John Swenson
SGI Investor Relations
+1-510-933-8370
jswenson@sgi.com

© 2012 SGI. SGI and its product names and logos are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

Silicon Graphics International Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	September 28,	September 30,
	2,012	2,011

Revenue	$192,881	$178,895
Cost of revenue	150,671	126,257

Gross profit	42,210	52,638

Operating expenses:
Research and development	13,969	16,190
Sales and marketing	19,571	21,798
General and administrative	14,189	16,885
Restructuring	1,474	133
Total operating expenses	49,203	55,006

Loss from operations	(6,993)	(2,368)

Interest income (expense), net	(155)	(98)
Other income (expense), net	(1,107)	(858)
Total other income (expense), net	(1,262)	(956)
Loss before income taxes	(8,255)	(3,324)
Income tax provision (benefit)	425	(667)

Net loss	$(8,680)	$(2,657)

Basic and diluted net loss per share	$(0.27)	$(0.08)

Shares used in computing basic and diluted net loss per share	32,166	31,303

Share-based compensation by category is as follows:
Cost of revenue	$500	$282
Research and development	539	515
Sales and marketing	386	361
General and administrative	1,086	911
Total	$2,511	$2,069

Silicon Graphics International Corp.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 28,	June 29,
	2,012	2,012
ASSETS
Current assets:
Cash and cash equivalents	$107,214	$104,851
Current portion of restricted cash	459	980
Accounts receivable, net	89,613	98,293
Inventories	145,721	123,391
Deferred cost of revenue	48,393	49,407
Prepaid expenses and other current assets	21,890	18,443
Total current assets	413,290	395,365
Non-current portion of restricted cash	3,117	3,088
Property and equipment, net	27,892	27,404
Intangible assets, net	7,289	8,675
Non-current portion of deferred cost of revenue	13,442	17,466
Other assets	44,599	44,882
Total assets	$509,629	$496,880

LIABILITIES AND STOCKHODERS' EQUITY
Current liabilities:
Accounts payable	$88,078	$69,448
Credit facility	10,300	15,200
Accrued compensation	24,384	24,246
Other current liabilities	45,922	48,587
Current portion of deferred revenue	135,246	124,924
Total current liabilities	303,930	282,405
Non-current portion of deferred revenue	58,743	64,717
Long-term income taxes payable	21,904	20,568
Retirement benefit obligations	11,779	11,484
Other non-current liabilities	6,213	6,814
Total liabilities	402,569	385,988

Stockholders’ equity	107,060	110,892
Total liabilities and stockholders’ equity	$509,629	$496,880

Silicon Graphics International Corp.
Q1 FISCAL 2013 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

		Three Months Ended
		September 28, 2012
		Net Loss	EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$(8,680)	$(0.27)	$42,210	22%	$49,203

Share-based Compensation in cost of revenue	(1)	500	0.02	500	—%	—
Share-based Compensation in operating expenses	(1)	2,011	0.06	—	—	(2,011)
Amortization of Intangibles in cost of revenue	(1)	268	0.01	268	—%	—
Amortization of Intangibles in operating expenses	(1)	704	0.02	—	—	(704)
Restructuring and severance costs in cost of revenue	(2)	228	0.01	228	—%	—
Restructuring and severance in operating expenses	(2)	1,656	0.05	—	—	(1,656)
Non-GAAP		$(3,313)	$(0.1)	$43,206	22%	$44,832

Weighted average shares used in computing:
Basic and dilutive net loss per share			32,166

		Three Months Ended
		September 30, 2011
		Net (Loss)/Income	EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$(2,657)	$(0.08)	$52,638	29%	$55,006

Share-based Compensation in cost of revenue	(1)	282	0.01	282	—%	—
Share-based Compensation in operating expenses	(1)	1,787	0.06	—	—	(1,787)
Amortization of Intangibles in cost of revenue	(1)	459	0.01	459	1%	—
Amortization of Intangibles in operating expenses	(1)	1,189	0.04	—	—	(1,189)
Restructuring and severance in operating expenses	(2)	133	—	—	—	(133)
Other non-recurring costs in operating expenses	(2)	1,000	0.03	—	—	(1,000)
Non-GAAP		$2,193	$0.07	$53,379	30%	$50,897

Weighted average shares used in computing:
Basic net income/(loss) per share			31,303
Dilutive net income/(loss) per share			32,704

		Three Months Ended
		June 29, 2012
		Net Loss	EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$(18,386)	$(0.58)	$37,486	21%	$53,122

Share-based Compensation in cost of revenue	(1)	323	0.01	323	—%	—
Share-based Compensation in operating expenses	(1)	1,813	0.06	—	—	(1,813)
Amortization of Intangibles in cost of revenue	(1)	371	0.01	371	—%	—
Amortization of Intangibles in operating expenses	(1)	696	0.03	—	—	(696)
Restructuring and severance in cost of revenue	(2)	148	—	148	—%	—
Restructuring and severance in operating expenses	(2)	2,811	0.09	—	—	(2,811)
Excess and obsolete inventory write-off in cost of revenue	(2)	10,135	0.32	10,135	6%	—
Other non-recurring costs in cost of revenue	(2)	(1,222)	(0.04)	(1,222)	(1)%	—
Non-GAAP		$(3,311)	$(0.1)	$47,241	26%	$47,802

Weighted average shares used in computing:
Basic and diluted net loss per share			31,947

NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(1) Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization of intangible assets.

(2) Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items.

(a) Restructuring Charges and severance — Restructuring charges consist primarily of severance expense, facility closure and relocation costs.

(b) Other non-recurring costs include settlements and other items

Silicon Graphics International Corp.
Q1 FISCAL 2013 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
GAAP to NON-GAAP EARNINGS BEFORE INTEREST, TAXES, AND AMORTIZATION & DEPRECIATION
($ in thousand)

Three Months Ended
September 28, 2012

GAAP - Loss before income taxes	$(8,255)

Adjustments of GAAP to Non-GAAP earnings before income taxes (*)	5,367

Non - GAAP Loss before income taxes	(2,888)
Depreciation	2,527
Interest income	(44)
Interest expense	199
Non-GAAP EBITDA	$(206)

Three Months Ended
September 30, 2011

GAAP - Loss before income taxes	$(3,324)

Adjustments of GAAP to Non-GAAP earnings before income taxes (*)	4,850

Non - GAAP Income before income taxes	1,526
Depreciation	2,376
Interest income	(80)
Interest expense	178
Non-GAAP EBITDA	$4,000

Three Months Ended
June 29, 2012

GAAP - Loss before income taxes	$(17,273)

Adjustments of GAAP to Non-GAAP earnings before income taxes (*)	15,075

Non - GAAP Loss before income taxes	(2,198)
Depreciation	2,374
Interest income	(44)
Interest expense	191
Non-GAAP EBITDA	$323

(*) Refer to the Reconciliation of GAAP to Non-GAAP net loss for further details

SILICON GRAPHICS INTERNATIONAL CORP. AND SUBSIDIARIES
TRENDED FINANCIAL DATA
(In thousands, except per share amounts. Unaudited)

	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13

Revenue
Product Revenue	$128,952	$143,043	$150,239	$134,499	$146,315
Service Revenue	49,943	52,171	49,151	44,989	46,566
Total revenue	$178,895	$195,214	$199,390	$179,488	$192,881
Cost of revenue
Product	$99,767	$112,316	$121,263	$113,800	$122,597
Service	26,489	30,715	26,617	28,202	28,074
Total cost of revenue	$126,257	$143,031	$147,880	$142,002	$150,671
Gross margin by Product and Service
Product Gross Margin	22.6%	21.5%	19.3%	15.4%	16.2%
Service Gross Margin	47%	41.1%	45.8%	37.3%	39.7%
Total gross margin	29.4%	26.7%	25.8%	20.9%	21.9%

Total operating expenses	$55,006	$54,131	$53,001	$53,122	$49,203

Net income (loss)	$(2,657)	$(2,256)	$(1,162)	$(18,386)	$(8,680)

Earnings per share
Basic and diluted net loss per share	$(0.08)	$(0.07)	$(0.04)	$(0.58)	$(0.27)
Shares used in computing net loss per share
Basic and diluted	31,303	31,604	31,783	31,947	32,166

SILICON GRAPHICS INTERNATIONAL CORP. AND SUBSIDIARIES
TRENDED FINANCIAL DATA
(In thousands, except per share amounts. Unaudited)

	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13

Total Revenue
Americas	$112,392	$109,721	$128,321	$123,311	$123,385
APJ	40,106	56,873	44,660	28,753	44,434
EMEA	26,397	28,620	26,409	27,424	25,062
Total revenue	$178,895	$195,214	$199,390	$179,488	$192,881
Product Revenue
Americas	$89,056	$88,429	$107,580	$102,100	$101,642
APJ	21,801	34,090	25,253	13,350	26,821
EMEA	18,095	20,524	17,406	19,049	17,852
Total product revenue	$128,952	$143,043	$150,239	$134,499	$146,315
Service Revenue
Americas	$23,336	$21,292	$20,741	$21,212	$21,743
APJ	18,305	22,783	19,407	15,403	17,613
EMEA	8,302	8,096	9,003	8,374	7,210
Total service revenue	$49,943	$52,171	$49,151	$44,989	$46,566
Operating profit (loss) - GAAP
Americas	$(133)	$1,868	$(2,083)	$(10,346)	$1,576
APJ	78	1,883	1,749	(332)	(1,411)
EMEA	(2,313)	(5,699)	(1,157)	(4,958)	(7,158)
Total operating profit (loss)	$(2,368)	$(1,948)	$(1,491)	$(15,636)	$(6,993)